                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     BINGHAM FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                      BINGHAM FINANCIAL SERVICES CORPORATION
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                     BINGHAM FINANCIAL SERVICES CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 4, 1999

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Bingham Financial Services Corporation ("Bingham" or the "Company") will be held at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, on Wednesday, August 4, 1999, at 10:00 a.m., local time, for the following purposes:

     (1) To elect Directors to serve until the Annual Meeting of Shareholders to be held in 2002 or until their successors shall have been duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting.

     A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

     Only holders of Bingham's common stock of record at the close of business on June 15, 1999, are entitled to notice of and to vote at the meeting or any adjournments.

     If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director's recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

                                      By Order of the Board of Directors

                                      GARY A. SHIFFMAN
                                      Chairman of the Board and Secretary
Dated: July 1, 1999

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                     BINGHAM FINANCIAL SERVICES CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 4, 1999

                           PROXIES AND SOLICITATIONS

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Bingham Financial Services Corporation ("Bingham" or the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted for all nominees for the Board. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of Bingham, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

     In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of Bingham. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Bingham's common stock held of record by such persons, and Bingham may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. Bingham anticipates that fees and expenses for the foregoing parties will not exceed $1,000. The costs of all proxy solicitation will be borne by Bingham.

     The executive offices of Bingham are located at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to Bingham's shareholders is July 1, 1999.

                           TIME AND PLACE OF MEETING

     The Annual Meeting will be held at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, on Wednesday, August 4, 1999, at 10:00 a.m., local time.

                               VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     Only shareholders of record at the close of business on June 15, 1999 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, Bingham had 2,422,484 shares of common stock issued, outstanding and entitled to vote held by forty-nine (49) holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

     Information concerning principal holders of Bingham's common stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                           INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by Bingham under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS

     The only matter expected to be considered at the Annual Meeting will be the election of three (3) directors to serve as Class I directors for three year terms beginning at the Annual Meeting and expiring at the 2002 annual shareholders meeting. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by Bingham's transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. In the absence of directions to the contrary, proxies will be voted in favor of the election of the three nominees listed below.

     If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the three nominees named in this Proxy Statement or their substitutes.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

     The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

NAME                                               AGE                    OFFICE
----                                               ---                    ------
Daniel E. Bober................................    40       Director and Vice President
Mark A. Gordon.................................    53       Director
Brian M. Hermelin..............................    34       Director
Ronald A. Klein................................    41       Director, President, Chief
                                                            Executive Officer/Nominee
Robert H. Orley................................    44       Director
James Raiskin..................................    44       Director
Gary A. Shiffman...............................    45       Chairman of the Board and Secretary
Creighton J. Weber.............................    44       Director and Vice President/Nominee
Arthur A. Weiss................................    50       Director/Nominee

     DANIEL E. BOBER has been a Director and Vice President of Bingham since March 1998. Mr. Bober is also President of Bloomfield Acceptance Company, L.L.C. ("Bloomfield Acceptance"), a wholly owned subsidiary of Bingham engaged in the business of commercial mortgage lending. Mr. Bober has been actively involved in commercial real estate lending since 1984, first as Vice President of the Martin Rom Company and then as Vice President of Westpointe Financial Corporation. Mr. Bober holds a BS in Microbiology and an MBA in Finance from the University of Michigan.

     MARK A. GORDON has been a Director of Bingham since February 1999. Mr. Gordon is Assistant General Counsel of The Budd Company, an automotive parts manufacturer. Previously, he was President of Budd Financial Corporation, a financial services affiliate of The Budd Company. Mr. Gordon is a certified public accountant and an attorney. Prior to his employment with The Budd Company, Mr. Gordon was a tax specialist with the public accounting firms KPMG Peat Marwick and Coopers & Lybrand. Mr. Gordon received his undergraduate degree as well as his law degree and M.B.A. from the University of Michigan.

     BRIAN M. HERMELIN has been a Director of Bingham since October 1997. Mr. Hermelin is currently Chief Operating Officer and a director of USA Jet Airlines Inc., a cargo airline that also operates Active Aero Charter, an air charter broker and logistics provider. From 1992 to 1997, Mr. Hermelin provided acquisition analysis, strategic planning and business development services through various consulting arrangements. Mr. Hermelin has been active in the fields of finance and mergers and acquisitions since 1987. Mr. Hermelin is a graduate of the University of Michigan and has received a Masters in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Hermelin is a brother-in-law of Mr. Orley.

     RONALD A. KLEIN has been a Director and the Chief Executive Officer of Bingham since February 1999 and the President of Bingham since June 1999. He has been active in the real estate and finance fields for over 15 years, including serving as the Managing Director of Equity Growth L.L.C., a private real estate investment company. From 1985 to 1990, Mr. Klein was a member of the Chicago Board Options Exchange. From 1990 to 1994, Mr. Klein served as Executive Vice President of Alaron Inc., an international distributor of consumer electronics. Mr. Klein has also served as the Managing Director of a financial derivatives trading firm and, prior to 1985, practiced law at Sonnenschein, Carlin, Nath & Rosenthal. Mr. Klein holds a Juris Doctorate, cum laude, from the University of Michigan.

     ROBERT H. ORLEY has been a Director of Bingham since October 1997. Mr. Orley is the Executive Vice President of the Oxford Investment Group, Inc., where since 1985 he has supervised the legal, administrative, taxation and financial reporting aspects of Oxford's business portfolio and acquisition searches. Mr. Orley is also Vice President and a director of Real Estate Interests, Inc., where he has served in such capacity since 1984. Real Estate Interests, Inc. is a real estate development and management company affiliated with Oxford. Mr. Orley received his undergraduate business degree from the University of Michigan, the degree of Juris Doctor from Detroit College of Law and has received a Masters of Law in Taxation from Boston University. Mr. Orley is a brother-in-law of Mr. Hermelin.

     JAMES RAISKIN has been a Director of Bingham since February 1999. Mr. Raiskin has been President and Chief Executive Officer of Winston Steel Products for over 10 years and has been employed by Winston Steel Products since 1976. Winston Steel Products is a wholesaler, processor and distributor of steel products. Mr. Raiskin is also Vice President of Set Steel, a minority Tier 1 automotive supply company.

     GARY A. SHIFFMAN has been a Director of Bingham since August 1996 and the Chairman of the Board and the Secretary of Bingham since June 1997. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities over the past 14 years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. Mr. Shiffman is the Chief Executive Officer, President and a director of Sun Communities, Inc., a publicly held REIT with its stock traded on the New York Stock Exchange ("Sun").

     CREIGHTON J. WEBER has been a Director and Vice President of Bingham since March 1998. Mr. Weber is also Executive Vice President of Bloomfield Acceptance and Bloomfield Servicing. Mr. Weber has extensive experience in real estate finance and managing investments in real estate, having worked in the industry since 1984. Prior to his employment with Bloomfield Acceptance and Bloomfield Servicing, he was Senior Vice President of a private investment and commercial mortgage banking firm. Mr. Weber holds a BS in Chemistry from Iowa State University and an MBA in Finance from the University of Michigan.

     ARTHUR A. WEISS has been a Director of Bingham since February 1998. Since 1976, Mr. Weiss has practiced law with, and is currently a shareholder of, the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents Bingham in various matters. Mr. Weiss is also a director of Sun.

     To the best of Bingham's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to Bingham. To the best of Bingham's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to the terms of Bingham's Articles of Incorporation, the directors are divided into three classes. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2002. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 2000 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2001. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Ronald A. Klein, Arthur A. Weiss and Creighton J. Weber have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2002. Gary A. Shiffman, Robert H. Orley and Daniel
E. Bober have terms expiring at the annual meeting of shareholders to be held in 2000 and Mark Gordon, James Raiskin and Brian M. Hermelin have terms expiring at the annual meeting of shareholders to be held in 2001. At each annual meeting of the shareholders of Bingham, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     The Board met four (4) times during the year ended September 30, 1998 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.

     Several important functions of the Board may be performed by committees that are comprised of members of the Board. Bingham's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of Bingham; (ii) review the scope of the annual audit with the auditors in advance of the audit;
(iii) generally review the results of the audit and the adequacy of Bingham's accounting, financial and operating controls; (iv) review Bingham's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The members of the Audit Committee as of September 30, 1998 were Messrs. Jeffrey P. Jorissen (a former director), Robert H. Orley and Brian M. Hermelin. Currently, the Audit Committee is comprised of Robert H. Orley and Mark A. Gordon. The Audit Committee held one
(1) formal meeting during the fiscal year ended September 30, 1998.

     The Compensation Committee was established to: (i) set, review and modify the compensation (including salaries and bonuses) of Bingham's officers (ii) administer Bingham's 1997 Stock Option Plan; and (iii) perform such other duties as may be delegated to it by the Board. The members of the Compensation Committee as of September 30, 1998 were Messrs. Gary A. Shiffman, Robert H. Orley and Brian M. Hermelin. Currently, the Compensation Committee is comprised of Brian M. Hermelin James Raiskin and Arthur A. Weiss. See "Report of the Compensation Committee on Executive Compensation".

     The Executive Committee was established to execute the duties of the Board of Directors between regular Board meeting and to oversee management. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to Bingham's Articles of Incorporation; (ii) amend Bingham's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of Bingham's property and assets; (v) recommend to the shareholders a dissolution of Bingham or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of Bingham's stock; (ix) approve or take any action with respect to any related party transaction involving Bingham; or (x) take any other action which is forbidden by Bingham's Bylaws. As of September 30, 1998, the members of the Executive Committee were Messrs. Gary A. Shiffman, Jeffrey P. Jorissen and Daniel E. Bober. Currently, the Executive Committee is comprised of Gary A. Shiffman, Ronald A. Klein and Daniel E. Bober. The Executive Committee did not hold any formal meetings during the fiscal year ended September 30, 1998 but did take various actions pursuant to resolutions adopted by unanimous written consent.

     The Board does not have a standing committee responsible for nominating individuals to become directors. The entire Board performs the function of such a committee.

                          MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

     The persons listed below are the current executive officers of Bingham. Each is annually appointed by, and serves at the direction of, the Board.

                NAME                     AGE                             OFFICE
                ----                     ---                             ------
Gary A. Shiffman.....................    45       Chairman of the Board and Secretary
Ronald A. Klein......................    41       President and Chief Executive Officer
Jeffrey P. Jorissen..................    54       Chief Financial Officer
Daniel E. Bober......................    40       Vice President
Creighton J. Weber...................    44       Vice President
William L. Mulvaney..................    58       Chief Operating Officer

     Background information for Gary A. Shiffman, Ronald A. Klein, Daniel E. Bober and Creighton J. Weber is provided under "Election of Directors," above. Background information for Jeffrey P. Jorissen and William L. Mulvaney is set forth below.

     JEFFREY P. JORISSEN has been Chief Financial Officer of Bingham since June 1997. As a certified public accountant, he was with the international accounting firm of Coopers & Lybrand for 16 years from 1971 to 1987, including eight years as a partner. During his tenure at Coopers & Lybrand, Mr. Jorissen specialized in real estate and mortgage banking and directed financial statement examinations of numerous public companies. From 1987 to 1991, he was President and Treasurer of Stoneridge Resources, Inc., the holding entity for three public companies. Mr. Jorissen is also the Senior Vice President, Treasurer, Chief Financial Officer and Secretary of Sun.

     WILLIAM L. MULVANEY has been the Chief Operating Officer of Bingham since June 1997. As a certified public accountant, he was with Coopers & Lybrand from 1975 to 1979, where he served as a Consulting Director providing strategic planning, marketing, systems development, organization planning and re-engineering services to several of the firm's Fortune 500 clients and start up operations. Mr. Mulvaney also gained recognition at Coopers & Lybrand for his expertise in the real estate and construction industries. Mr. Mulvaney has served as President and Chief Executive Officer of four companies involved in the manufactured home, real estate, construction and financial services industries. Most recently, from 1992 to 1996, Mr. Mulvaney served as President to the Genesis Group, Inc., a mortgage brokerage and commercial real estate firm dealing with some of the nation's largest lending organizations and development companies.

     To the best of Bingham's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to the Chief Executive Officer and each executive officer whose remuneration from Bingham exceeded $100,000 during the fiscal year ended September 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                               ANNUAL COMPENSATION       COMPENSATION
                                YEAR ENDED    ---------------------      ------------       ALL OTHER
 NAME AND PRINCIPAL POSITION       9/30       SALARY($)    BONUS($)       OPTIONS(#)     COMPENSATION($)
 ---------------------------    ----------    ---------    --------       ----------     ---------------
Jeffrey P. Jorissen...........     1998              0      15,000          10,000                  0
  President, Chief Executive
  Officer and Chief Financial
  Officer(1)
William L. Mulvaney...........     1998         80,000      67,500(2)       25,900                  0
  Chief Operating Officer
Joseph Drolshagen.............     1998         42,000      90,052           1,000                  0
  Vice President of Bloomfield
  Acceptance Company,
  L.L.C.(3)(4)
James Bennett.................     1998         40,833      65,675           1,000                  0
  Vice President of Bloomfield
  Acceptance Company,
  L.L.C.(3)
Daniel E. Bober...............     1998         87,500           0               0          14,583.31(5)
  Vice President
Creighton J. Weber............     1998         87,500           0               0          14,583.31(6)
  Vice President

-------------------------
(1) Mr. Jorissen resigned as Chief Executive Officer of Bingham as of February 21, 1999 and as President of Bingham effective as of June 1, 1999.

(2) Mr. Mulvaney received this bonus in October 1998, but earned this bonus for services rendered to Bingham in the fiscal year ended September 30, 1998.

(3) Bloomfield Acceptance Company, L.L.C. is a wholly owned subsidiary of Bingham.

(4) Mr. Drolshagen resigned as Vice President of Bloomfield Acceptance Company, L.L.C. as of May 28, 1999.

(5) As part of Mr. Bober's compensation, Bingham made this contribution to an annuity plan of Mr. Bober's choice.

(6) As part of Mr. Weber's compensation, Bingham made this contribution to an annuity plan of Mr. Weber's choice.

                            OPTION/SAR GRANTS TABLE

                              SHARES        % OF TOTAL                                POTENTIAL REALIZABLE
                            UNDERLYING     OPTIONS/SARS                                 VALUE AT ASSUMED
                           OPTIONS/SARS     GRANTED TO                               ANNUAL RATES OF STOCK
                             GRANTED        EMPLOYEES                                  PRICE APPRECIATION
                            DURING THE      DURING THE                                  FOR OPTION TERM
                              PERIOD          PERIOD       EXERCISE                  ----------------------
                             9/30/97         9/30/97        PRICE      EXPIRATION       5%           10%
         NAME               TO 9/30/98      TO 9/30/98     ($/SH.)        DATE          ($)          ($)
         ----              ------------    ------------    --------    ----------       ---          ---
Jeffrey P. Jorissen....       10,000          11.64           10        11/13/07       50,000      100,000
William L. Mulvaney....       25,900          30.15           10        11/13/07      129,500      259,000
Joseph Drolshagen......        1,000           1.16           13          3/5/08        6,500       13,000
James Bennett..........        1,000           1.16           13          3/5/08        6,500       13,000
Daniel E. Bober........            0            N/A          N/A             N/A          N/A          N/A
Creighton J. Weber.....            0            N/A          N/A             N/A          N/A          N/A

                      AGGREGATED OPTION/SAR EXERCISES AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                                                     VALUE OF UNEXERCISED
                                                          NO. OF UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS                OPTIONS/SARS
                                SHARES                    AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                               ACQUIRED                -------------------------   -------------------------
                              ON EXERCISE    VALUE                       NOT                         NOT
           NAME                 IN 1997     RECEIVED   EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
           ----               -----------   --------   -----------   -----------   -----------   -----------
Jeffrey P. Jorissen(2).....        0          N/A         6,666         3,334      $21,664.50    $10,835.50
William L. Mulvaney(3).....        0          N/A        17,266         8,634       56,114.50     28,060.50
Joseph Drolshagen(4).......        0          N/A             0         1,000             N/A           250
James Bennett(5)...........        0          N/A             0         1,000             N/A           250
Daniel E. Bober............        0          N/A           N/A           N/A             N/A           N/A
Creighton J. Weber.........        0          N/A           N/A           N/A             N/A           N/A

-------------------------
(1) Assumes a value equal to the difference between the closing sales price on September 30, 1998, which was $13.25 per share, and the exercise price of in-the-money options.

(2) Stock options granted November 13, 1997 pursuant to the Bingham Financial Services 1997 Option Plan (the "Option Plan"). Options have an exercise price of $10 per share and must be exercised by November 13, 2007.

(3) Stock options granted November 13, 1997 pursuant to the Option Plan. Options have an exercise price of $10 per share and must be exercised by November 13, 2007.

(4) Stock options granted March 5, 1998 pursuant to the Option Plan. Options have an exercise price of $13 per share and must be exercised by March 5, 2008.

(5) Stock options granted March 5, 1998 pursuant to the Option Plan. Options have an exercise price of $13 per share and must be exercised by March 5, 2008.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Policy of Executive Officer Compensation

     The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which as of September 30, 1998, was comprised of Non-Employee Directors, Messrs. Brian M. Hermelin and Robert H. Orley, as well as Mr. Gary A. Shiffman. The program supports Bingham's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to Bingham, and to accomplish Bingham's short and long term objectives. The Committee attempts to structure a compensation program for Bingham that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of Bingham's officers and performs such other duties as may be delegated to it by the Board. The Committee held three (3) formal meetings during the fiscal year ended September 30, 1998 and took various actions pursuant to resolutions adopted by unanimous written consent.

     In reviewing the compensation to be paid to Bingham's executive officers during the fiscal year ended September 30, 1998, the Committee sought to ensure that executive officers were rewarded for long term strategic management, for increasing Bingham's value for its shareholders, and for achieving internal goals established by the Board.

     The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in Bingham, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include performance of Bingham's operations, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer's interest in Bingham's long-term success as measured by the market and book value of its common stock. Stock awards may be granted to officers, employees, directors and consultants of Bingham and its subsidiaries under Bingham's 1997 Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof. Ten (10) executive officers and directors and twenty seven (27) employees and consultants received stock options under the Option Plan for services rendered during the fiscal year ended September 30, 1998.

  CEO Compensation

     During the fiscal year ended September 30, 1998, Jeffrey P. Jorissen served as Chief Executive Officer of Bingham. Mr. Jorissen is also the Senior Vice President, Treasurer, Chief Financial Officer and Secretary of Sun, the former parent company of Bingham. In consideration of their past relationship and in an effort to ensure that the transition of Bingham from a wholly-owned subsidiary of Sun to a publicly held company was successful, Mr. Jorissen agreed to serve as Chief Executive Officer of Bingham on an interim basis during the transitional period.

     In November, 1997, Bingham granted Mr. Jorissen stock options to purchase 10,000 shares of common stock at an exercise price of $10 per share. The stock options expire November, 2008. In March, 1998, Bingham paid Mr. Jorissen $15,000 in consideration of the successful closing of the merger of Bloomfield Acceptance Company, L.L.C. and Bloomfield Servicing, L.L.C. with Bingham.

     Under Mr. Jorissen's leadership, Bingham continued its growth by acquiring Bloomfield Acceptance Company, L.L.C. and Bloomfield Servicing, L.L.C. See "Shareholder Return Perform-ance Presentation." Other than the stock options and the bonus payment, Mr. Jorissen did not receive any remuneration from Bingham for the year ended September 30, 1998. The Committee believes that Mr. Jorissen's total compensation for the year ended September 30, 1998 was appropriate for his position, particularly in view of his performance, the fact that he only served as the Chief Executive Officer of Bingham on an interim basis and the fact that he is compensated by Sun separately for serving as an executive officer on a full time basis. See "Certain Relationships and Related Transactions."

                            Respectfully submitted,

                                Gary A. Shiffman
                                Robert H. Orley
                               Brian M. Hermelin

EMPLOYMENT AGREEMENTS

  William L. Mulvaney

     In June, 1997 Bingham entered into an employment agreement with William Mulvaney pursuant to which Mr. Mulvaney serves as Chief Operating Officer of Bingham. Mr. Mulvaney's employment agreement is for an initial term of three years ending June 1, 2000. Pursuant to his employment agreement, Mr. Mulvaney was paid a base salary of $80,000 in 1998 and is entitled to annual incentive compensation of up to 75% of his then base salary in accordance with the incentive compensation formula set forth in the employment agreement. Mr. Mulvaney's employment agreement precludes him, for the term of the agreement plus at least one additional year, from (a) engaging, directly or indirectly in businesses competitive with Bingham, (b) diverting business from Bingham and (c) inducing anyone to leave the employment of Bingham. A copy of Mr. Mulvaney's employment agreement is attached as an exhibit to Bingham's periodic filings under the Exchange Act.

  Daniel E. Bober

     Bingham and two of its wholly owned subsidiaries, Bloomfield Acceptance Company, L.L.C. and Bloomfield Servicing Company, L.L.C. have entered into an employment agreement with Daniel E. Bober pursuant to which Mr. Bober serves as President of Bloomfield Acceptance and as an employee of Bloomfield Servicing. Mr. Bober's employment agreement is for an initial term of three years ending March 4, 2001. In consideration for his services, Mr. Bober will be paid an annual base salary of $150,000 which will be increased by five percent per year. In addition to this base salary, Bingham will contribute premiums to an annuity plan not to exceed $25,000 annually and Mr. Bober is entitled to an annual bonus in accordance with the terms of an executive bonus plan to be agreed upon by Bingham and Mr. Bober. Mr. Bober's employment agreement precludes him, (a) for the term of the agreement plus two years, from diverting business from Bingham or its subsidiaries, and (b) for the term of the agreement plus one year, diverting business from Bingham or its subsidiaries or inducing anyone to leave the employment of Bingham or its subsidiaries. A copy of Mr. Bober's employment agreement is attached as an exhibit to Bingham's periodic filings under the Exchange Act.

  Creighton J. Weber

     Bingham, Bloomfield Acceptance and Bloomfield Servicing have entered into an employment agreement with Creighton J. Weber pursuant to which Mr. Weber serves as Executive Vice President of Bloomfield Acceptance and Bloomfield Servicing. Mr. Weber's employment agreement is for an initial term of three years ending March 4, 2001. In consideration for his services, Mr. Weber will be paid an annual base salary of $150,000 which will be increased by five percent per year. In addition to this base salary, Bingham will contribute premiums to an annuity plan not to exceed $25,000 annually and Mr. Weber is entitled to an annual bonus in accordance with the terms of an executive bonus plan to be agreed upon by Bingham and Mr. Weber. Mr. Weber's employment agreement precludes him, (a) for the term of the agreement plus two years, from diverting business from Bingham or its subsidiaries, and (b) for the term of the agreement plus one year, diverting business from Bingham or its subsidiaries or inducing anyone to leave the employment of Bingham or its subsidiaries. A copy of Mr. Weber's employment agreement is attached as an exhibit to Bingham's periodic filings under the Exchange Act.

OUTSIDE DIRECTOR COMPENSATION

     Directors who are not employees of Bingham are entitled to an annual retainer fee of $12,000, payable $3,000 per calendar quarter. For services during the fiscal year ended September 30, 1998, Brian M. Hermelin and Robert H. Orley each earned directors' fees of $12,000. Although Arthur A. Weiss earned director's fees of $6,000 for services during the fiscal year ended September 30, 1998, he declined such fees.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Bingham's common stock against the cumulative total return of a broad market index composed of all issuers listed on the NASDAQ National Market, the SNL ALL Mortgage Bank Index (an industry index composed of 60 publicly traded residential mortgage companies) and the SNL Commercial Lenders Index (an industry index composed of 34 publicly traded commercial mortgage companies), for the period commencing on November 13, 1997 (the date of Bingham's initial public offering) and ending on September 30, 1998. This line graph assumes a $100 investment on November 13, 1997, a reinvestment of dividends and actual increase of the market value of Bingham's common stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of Bingham's common stock.

                     BINGHAM FINANCIAL SERVICES CORPORATION

                            TOTAL RETURN PERFORMANCE

                                         BINGHAM FINANCIAL                               SNL ALLMORTGAGE       SNL COMMERCIAL
                                        SERVICES CORPORATION    NASDAQ - TOTAL US          BANK INDEX          LENDERS INDEX
                                        --------------------    -----------------        ---------------     ----------------
'11/13/97'                                     100.00                 100.00                100.00                 100.00
'09/30/98'                                     135.90                 110.37                 67.15                  87.27

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bingham's directors, executive officers and beneficial owners of more than 10% of Bingham's capital stock to file reports of ownership and changes of ownership with the SEC and the NASDAQ SmallCap Market. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, Bingham believes, that during the year ended September 30, 1998, its directors, executive officers and beneficial owners of more than 10% of Bingham's common stock timely filed all required reports, except that: (a) Gary A. Shiffman, the Chairman of the Board and the Secretary of Bingham, filed one late report on Form 4 regarding four transactions; and (b) Milton M. Shiffman, a former Director of Bingham, filed three late reports on Form 4 regarding eight transactions.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of May 31, 1999, the shareholdings of:
(a) each person known to Bingham to be the beneficial owner of more than five percent (5%) of Bingham's common stock; (b) each director of Bingham; (c) each executive officer listed in the Summary Compensation Table; and (d) all executive officers and directors of Bingham as a group, based upon information available to the Bingham.

             NAME AND ADDRESS OF                  AMOUNT AND NATURE OF              PERCENT OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP         OUTSTANDING SHARES(1)
             -------------------                  --------------------         ---------------------
Gary A. Shiffman..............................          106,999(2)                      4.41%
31700 Middlebelt Road, Suite 145
Farmington Hills, MI 48334
Jeffrey P. Jorissen...........................           16,166(3)                         *
31700 Middlebelt Road, Suite 145
Farmington Hills, MI 48334
Robert H. Orley...............................           90,833(4)                      3.74%
2000 North Woodward, Suite 130
Bloomfield Hills, MI 48304
Brian M. Hermelin.............................          133,333(5)                      5.50%
2064 D Street
Belleville, MI 48111
Arthur A. Weiss...............................            4,666(6)                         *
One Woodward Avenue, Suite 2400
Detroit, MI 48226
Milton M. Shiffman............................          267,167(7)                     11.01%
31700 Middlebelt Road, Suite 145
Farmington Hills, MI 48334
Daniel E. Bober...............................           97,939(8)                      4.04%
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Creighton J. Weber............................           97,939                         4.04%
260 E. Brown Street, Suite 200
Birmingham, MI 48009
William L. Mulvaney...........................           17,682(9)                         *
260 E. Brown Street, Suite 200
Birmingham, MI 48009

             NAME AND ADDRESS OF                  AMOUNT AND NATURE OF              PERCENT OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP         OUTSTANDING SHARES(1)
             -------------------                  --------------------         ---------------------
Joseph Drolshagen.............................           25,695(10)                     1.06%
975 Woods Lane Court
Grosse Pointe Woods, MI 48236
James Bennett.................................           17,344                            *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Ronald A. Klein...............................           17,000(11)                        *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
James Raiskin.................................            1,000                            *
300 Nantucket
Bloomfield Hills, Michigan 48304
All executive officers and directors as a
  group (12 persons)..........................          626,596                        25.49%

-------------------------
  *  Less than one percent (1%) of the outstanding shares.

 (1) In accordance with SEC regulations, the percentage calculations are based on 2,422,484 shares of common stock issued and outstanding as of May 31, 1999 plus shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999 by each individual or group listed.

 (2) Includes 25,000 shares of common stock held by Sun Communities Operating Limited Partnership, a Michigan limited partnership, which are attributable to Mr. Shiffman because he is the President of Sun Communities, Inc. a Maryland corporation and the general partner of the limited partnership. Includes 3,333 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999.

 (3) Includes 6,666 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999. Does not include 1,000 shares of common stock held by a family member as to which beneficial ownership is disclaimed.

 (4) Includes 3,333 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999. Includes 60,000 shares held by the Four O Group, L.L.C., a Michigan limited liability company, which are attributable to Mr. Orley because he is the Manager of the limited liability company. Includes 7,500 shares held by Mr. Orley's wife which are attributable to him.

 (5) Includes 70,000 shares of common stock held by Kamar J. Fabri, a Michigan limited partnership, and 18,000 shares of common stock held by Lamm Investments, a Michigan limited partnership, which are attributable to Mr. Hermelin because he is the President of Gamm, Inc. a Michigan corporation and the general partner of the partnerships. Includes 3,333 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999.

 (6) Includes 1,666 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999.

 (7) Includes 60,283 shares of common stock attributable to Dr. Shiffman held in two trusts. Includes 3,333 shares of common stock which may be acquired pursuant to options exercisable within sixty days of May 31, 1999.

 (8) Does not include 200 shares of common stock held by two trusts for the benefit of Mr. Bober's children, as to which beneficial ownership is disclaimed.

 (9) 17,682 shares of common stock may be acquired pursuant to options exercisable within sixty days of May 31, 1999.

(10) Mr. Drolshagen resigned as Vice President of Bloomfield Acceptance Company, L.L.C. as of May 28, 1999.

(11) Includes 1,000 shares of common stock held by a trust for the benefit of Mr. Klein's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997 and 1998, the law firm of Jaffe, Raitt, Heuer & Weiss, P.C. acted as general counsel to Bingham and represented Bingham in various matters. Arthur A. Weiss, a director of Bingham, is a shareholder of such firm.

     Gary A. Shiffman is a director and officer, Milton M. Shiffman and Arthur
A. Weiss are directors, and Jeffrey P. Jorissen is an officer of Sun Communities, Inc. Sun, through its operating subsidiary, Sun Communities Operating Limited Partnership, provides financial assistance to Bingham pursuant to a subordinated debt facility consisting of a $4 million term loan (the "Term Loan") and an $18 million demand line of credit (the "Demand Line of Credit").

     The Term Loan will mature on September 30, 2004 and interest on the unpaid principal balance of the note (the "Term Note") evidencing the Term Loan accrues at the rate of nine and 75/100 percent (9.75%) per annum. Anytime after the third anniversary of the Term Note, the Term Note may be paid in full or in part without premium or penalty subject to approval of the non-employee directors of Bingham. The Demand Line of Credit is evidenced by a note (the "Demand Note"), the unpaid principal balance of which bears interest at a rate of 235 basis points over LIBOR. The entire unpaid principal balance of the Demand Note, together with all accrued and unpaid interest, shall be due and payable in full within ten (10) days after the date of the demand.

     In connection with the Subordinated Debt Facility, Bingham issued common stock purchase warrants to Sun to purchase up to 400,000 shares of common stock at the initial public offering price of $10 per share. Sun also entered into an arrangement with Bingham whereby Sun offers Bingham as the only preferred financing source to home purchasers and home owners in Sun Communities. For its services, Sun received an annual fee based on average loan balances, which fee was $85,000 for the year ended September 30, 1998, and Bingham granted Sun 330,000 options to purchase common stock of Bingham which will vest in eight equal annual amounts beginning in January 2001. In the future, instead of receiving an annual fee based on loan balances, Sun will be paid a fee of 1% of the loan amounts for loans originated at Sun Communities. Bingham paid Sun a fee of $75,000 for the year ended September 30, 1998 as reimbursement for general and administrative expenses.

                              GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board selected Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers L.L.P., as Bingham's independent public accountants for the fiscal year ended September 30, 1998. Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that PricewaterhouseCoopers L.L.P. will also serve Bingham in the same capacity during the fiscal year ending September 30, 1999.

SHAREHOLDERS' PROPOSALS

     Any and all shareholder proposals for inclusion in the proxy materials for Bingham's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by Bingham, at its offices at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009, not later than December 1, 1999. Such proposals should be addressed to Bingham's Secretary.

     Bingham's Bylaws also contain certain provisions which affect shareholder proposals. Bingham's Bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only
(i) pursuant to Bingham's notice of the meeting, (ii) by the Board of Directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of shareholders, only the business specified in Bingham's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

OTHER MATTERS

     Shareholders are concurrently being furnished with a copy of Bingham's Annual Report for the year ended September 30, 1998 which contains its audited financial statements as of September 30, 1998 and a copy of Bingham's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 which contains its financial statements as of March 31, 1999.

     Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

     Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

                                      By Order of the Board of Directors

                                      GARY A. SHIFFMAN
                                      Chairman of the Board and Secretary

Dated: July 1, 1999

                     BINGHAM FINANCIAL SERVICES CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, August 4, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Bingham Financial Services Corporation







                                        \/ Please Detach and Mail in the Envelope Provided \/



A  [X] PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

                                        WITHHOLD
                  FOR                  AUTHORITY
              all nominees      to vote for all nominees
            listed at right         listed at right.

1. Election      [ ]                    [ ]          NOMINEES:   Ronald A. Klein     2. The above-appointed proxies are authorized
   of                                                            Creighton J. Weber     to vote upon all matters incidental to the
   Directors                                                     Arthur A. Weiss        conduct of the Annual Meeting and such other
                                                                                        business as may properly come before the
                                                                                        Annual Meeting in accordance with their best
                                                                                        judgment.

NOTE:  If you do not wish your shares voted                                          Mark box at right if an address change   [ ]
       "FOR" a particular nominee, mark the                                          or comment has been noted on the reverse
       "For All Nominees" box and strike a                                           side of this card.
       line through that nominee's name.
       Your shares will be voted "For" the
       Remaining nominees.










                                                                                      Date
---------------------------------------     ---------------------------------             -------------------------------------
        SHAREHOLDER SIGN HERE                       CO-OWNER SIGN HERE

NOTE:  Please be sure to sign and date this Proxy.

                     BINGHAM FINANCIAL SERVICES CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON AUGUST 4, 1999

The undersigned hereby appoints Ronald A. Klein and Gary A. Shiffman, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Bingham Financial Services Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at Birmingham Community House, 380 East Bates Street, Birmingham, MI 48009, on Wednesday, August 4, 1999, and at any adjournments thereof.

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated July 1, 1999.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
       NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

--------------------------------------------------------------------------------

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